Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CVC-PE GLOBAL PRIVATE EQUITY FUND, LP

This Certificate of Amendment of Certificate of Limited Partnership of CVC-PE Global Private Equity Fund, LP (the "Partnership") has been duly executed and is being filed in accordance with the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act.

The undersigned, being the sole general partner of the Partnership, hereby certifies that:

1.
The name of the limited partnership is CVC-PE Global Private Equity Fund, LP.
2.
The third paragraph of the Certificate of Limited Partnership of the Partnership is hereby amended in its entirety to read as follows:
3.
The name and business address of the general partner of the Partnership is CVC-PEF General Partner Inc., 767 Fifth Avenue, New York, New York 10153.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has duly executed this Certificate of Amendment this 13th day of January 2026.

GENERAL PARTNER:

CVC-PEF GENERAL PARTNER INC.

By:	/s/ Steve Blumenfeld
Name:	Steve Blumenfeld
Title:	Secretary